Second Quarter 2021 Investor Presentation July 28, 2021

Important Notices 2 This presentation is issued by Annaly Capital Management, Inc. ("Annaly"), an internally-managed, publicly traded company that has elected to be taxed as a real estate investment trust for federal income tax purposes and is being furnished in connection with Annaly’s Second Quarter 2021 earnings release. This presentation is provided for investors in Annaly for informational purposes only and is not an offer to sell, or a solicitation of an offer to buy, any security or instrument. Forward-Looking Statements This presentation, other written or oral communications, and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Such statements include those relating to the Company’s future performance, macro outlook, the interest rate and credit environments, tax reform and future opportunities. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities (“MBS”) and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of the Company’s assets; changes in business conditions and the general economy; operational risks or risk management failures by us or critical third parties, including cybersecurity incidents; the Company’s ability to grow its residential credit business; the Company’s ability to grow its middle market lending business; credit risks related to the Company’s investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets and corporate debt; risks related to investments in mortgage servicing rights; the Company’s ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for U.S. federal income tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940; and the timing and ultimate completion of the sale of our commercial real estate business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. We routinely post important information for investors on our website, www.annaly.com. We intend to use this webpage as a means of disclosing material information, for complying with our disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations, webcasts and other information we post from time to time on our website. To sign-up for email-notifications, please visit the “Email Alerts” section of our website, www.annaly.com, under the “Investors” section and enter the required information to enable notifications. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document. Past performance is no guarantee of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. To the extent that this material contains reference to any past specific investment recommendations or strategies which were or would have been profitable to any person, it should not be assumed that recommendations made in the future will be profitable or will equal the performance of such past investment recommendations or strategies. The information contained herein is not intended to provide, and should not be relied upon for accounting, legal or tax advice or investment recommendations for Annaly or any of its affiliates. Regardless of source, information is believed to be reliable for purposes used herein, but Annaly makes no representation or warranty as to the accuracy or completeness thereof and does not take any responsibility for information obtained from sources outside of Annaly. Certain information contained in the presentation discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

Important Notices (cont’d) 3 Updates to Financial Disclosures This presentation includes certain non-GAAP financial measures, including earnings available for distribution (see below). We believe the non-GAAP financial measures are useful for management, investors, analysts, and other interested parties in evaluating our performance but should not be viewed in isolation and are not a substitute for financial measures computed in accordance with U.S. generally accepted accounting principles (“GAAP”). In addition, we may calculate our non-GAAP metrics, such as earnings available for distribution, or the premium amortization adjustment, differently than our peers making comparative analysis difficult. Earnings Available for Distribution (previously labeled as Core Earnings (excluding PAA)) Commencing with the Company’s financial results for the quarter ended June 30, 2021 and for subsequent reporting periods, the Company has relabeled “Core Earnings (excluding PAA)” as “Earnings Available for Distribution” (“EAD”). Earnings Available for Distribution, which is a non-GAAP financial measure intended to supplement the Company’s financial results computed in accordance with GAAP, has replaced the Company’s prior presentation of Core Earnings (excluding PAA). In addition, Core Earnings (excluding PAA) results from prior reporting periods have been relabeled Earnings Available for Distribution. In line with evolving industry practices, the Company believes the term Earnings Available for Distribution more accurately reflects the principal purpose of the measure than the term Core Earnings (excluding PAA) and will serve as a useful indicator for investors in evaluating the Company’s performance and its ability to pay dividends. The definition of Earnings Available for Distribution is identical to the definition of Core Earnings (excluding PAA) from prior reporting periods. As such, Earnings Available for Distribution is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) realized amortization of MSR, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities. Earnings Available for Distribution should not be considered a substitute for, or superior to, GAAP net income. Please see the section entitled “Non-GAAP Reconciliations” in the attached Appendix for a reconciliation to the most directly comparable GAAP financial measures. Divestiture of Commercial Real Estate Business On March 25, 2021, the Company announced the sale of substantially all of the assets that comprise its commercial real estate business to Slate Asset Management for $2.33 billion, which is expected to be completed by the third quarter of 2021. The Company also intends to sell nearly all of the remaining assets that are not included in the sale to Slate. On July 22, 2021, the platform and the significant majority of the assets were transferred with remaining assets expected to be transferred by the end of the third quarter of 2021. As of March 31, 2021, the Company met the conditions for held-for sale accounting which requires that assets be carried at the lower of amortized cost or fair value less costs to sell. Assets and liabilities associated with the commercial real estate business are reported separately in the Company’s Consolidated Statement of Financial Condition as Assets and Liabilities of Disposal Group Held for Sale, respectively. The Company’s Consolidated Statement of Comprehensive Income (Loss) reflects a reversal of previously recognized loan loss provisions as well as business divestiture-related gains (losses), which include valuation allowances on commercial real estate assets, impairment of goodwill and estimated transaction costs. Revenues and expenses associated with the commercial real estate business will be reflected in the Company’s results of operations and key financial metrics through closing.

Recent Achievements and Performance Highlights

Financial Performance

Annaly continued to have robust dividend coverage with earnings available for distribution growing quarter-over-quarter

- Earnings available for distribution* (formerly core earnings (excluding PAA)) of $0.30 per average common share for the quarter, up $0.01 quarter-over-quarter and up $0.03 year-over-year with dividend coverage of +135%
- Book value per common share of $8.37
- Economic return (loss) and tangible economic return (loss) of (4.0%) for the second quarter
- Declared quarterly common stock cash dividend of $0.22 per share with yield of ~10%

Financing & Liquidity

With lower leverage and increased liquidity, Annaly is well-prepared to be opportunistic throughout the remainder of the year

- Financing costs continued to decline with average economic cost of interest-bearing liabilities* decreasing 4 basis points to 0.83%
- Economic leverage* of 5.8x, down from 6.1x in the first quarter
- $9.6 billion of unencumbered assets, including cash and unencumbered Agency MBS of $4.7 billion
- Annaly Residential Credit Group priced three residential whole loan securitizations totaling $1.1 billion since the beginning of the second quarter[1]

Portfolio Performance

Annaly increased its capital allocation to credit this quarter given a more favorable investing environment

- Total assets of $92.9 billion[2] with capital allocation to credit increasing approximately 200 basis points to 29%[3]
- Annaly prudently managed its Agency portfolio amidst a challenging environment for Agency MBS including spread widening on lower rates, rising volatility and continued elevated speeds and supply; meanwhile, the complementary MSR platform saw meaningful growth, with the portfolio nearly doubling quarter-over-quarter
- Capital allocation to residential credit increased from 13% to 19% as the portfolio grew 22% quarter-over-quarter
  - Portfolio increase driven primarily by ~$1.0 billion of whole loan purchases demonstrating continued progress in executing our residential credit strategy, including the launch of our residential whole loan correspondent channel
- Annaly Middle Market Lending Group closed six deals with an average commitment size of $76 million in the quarter

Shareholder Value

Annaly continues to execute on value-enhancing initiatives including the sale of its CRE platform

- Previously announced sale of Annaly's Commercial Real Estate Business on track to be completed as planned; subsequent to quarter end, the platform and the significant majority of the assets were transferred with remaining assets expected to be transferred by the end of Q3 2021
- Raised ~$420 million of accretive common equity through the Company's at-the-market sales program
- Published second Corporate Responsibility Report, which demonstrates Annaly's continued focus on ESG endeavors

*Source: Company filings. Financial data as of June 30, 2021, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix.*
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

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Second Quarter 2021 Financial Highlights

Earnings & Book Value

Earnings per Share

GAAP	Earnings Available for Distribution*
($0.23)	$0.30

Book Value per Share

$8.37

Dividend per Share

$0.22

Dividend Yield[1]

9.9%

Net Interest Margin (ex. PAA)*



1.91%
2.09%
Q1 2021
Q2 2021

Investment Portfolio

Total Portfolio[2]

$92.9bn

Total Stockholders' Equity

$13.6bn

Capital Allocation[3]



Agency
71%
Credit
29%
ARC
19%
AMML
10%

Average Yield on Interest Earning Assets (ex. PAA)*



2.71%
2.76%
Q1 2021
Q2 2021

Financing, Liquidity & Hedging

Liquidity Position

$4.7bn

of cash and unencumbered Agency MBS

$9.6bn

of total unencumbered assets

Total Hedge Portfolio[4]

$60bn

Hedge portfolio, decreased modestly from $65bn in Q1'21; activity intended to manage decreased portfolio duration

Economic Leverage*[5]



6.1x
5.8x
Q1 2021
Q2 2021

Hedge Ratio[6]



75%
75%
Q1 2021
Q2 2021

Average Economic Cost of Funds*[7]



0.87%
0.83%
Q1 2021
Q2 2021

*Source: Company filings. Financial data as of June 30, 2021, unless otherwise noted. * Represents a non-GAAP financial measure; see Appendix.*
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Annaly Investment Strategies 6 Source: Company filings. Financial data as of June 30, 2021. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. Assets(1): $84.5 billion Capital(2): $9.7 billion Strategy: Countercyclical / Defensive Assets(1): $2.1 billion Capital(2): $1.3 billion Strategy: Non-Cyclical / Defensive Assets(1): $4.2 billion Capital(2): $2.6 billion Strategy: Cyclical / Growth Invests in Agency MBS collateralized by residential mortgages which are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae and complementary investments within the Agency market, including mortgage servicing rights and Agency CMBS Invests in Non-Agency residential mortgage assets within the securitized product and whole loan markets Provides financing to private equity backed middle market businesses, focusing primarily on senior debt within select industries The Annaly Middle Market Lending Group The Annaly Residential Credit Group The Annaly Agency Group

Market Environment & Annaly Positioning

The Macroeconomic State of Affairs Note: Data as of July 21, 2021, unless otherwise noted. For source information, please refer to the endnotes included at the end of this presentation. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. U.S. economic recovery has led to strong Q2 inflation prints, yet interest rates rallied led by the long end of the yield curve 8  The U.S. economy benefitted from reopening momentum during the quarter  Strong consumption and production bottlenecks led to a sharp acceleration in inflation, though most of the increase was driven by the pandemic reopening, suggesting it could fade in the second half of the year  Longer term interest rates rallied by up to ~30 basis points, in turn flattening the yield curve, due to market positioning, a more aggressive Fed hiking path and increased investor demand for U.S. fixed income  Banks continued to see high deposit growth, leading to elevated levels of cash within the financial system and increased demand for securities  In light of tight asset market valuations and rising prices, the Federal Reserve has faced pressure to reduce monetary policy accommodation A robust economic recovery is underway Forward interest rates are not pricing a sustained level of high inflation Bank deposits saw yet another strong increase during the quarter, leading to continued strong bid for assets and elevated levels of cash in the financial system $0 $100 $200 $300 $400 $500 $600 2015 2016 2017 2018 2019 2020 2021 Quarterly Change in U.S. Banking Deposits, $ billion(3) $1, $1,631 $548 -1.0% 0.0% 1.0% 2.0% 3.0% 01/01/20 04/01/20 07/01/20 10/01/20 01/01/21 04/01/21 07/01/21 Real Rate Nominal Rate U.S. Treasury 5-year, 5-year Forward Rates, %(1) March 31, 2021 Fed Neutral Rate Estimate(2)

Housing Finance Expansion | Residential Whole Loan Correspondent Aggregation

Annaly has expanded its residential whole loan acquisition sources by initiating in-house aggregation through its Onslow Bay correspondent channel

Onslow Bay Correspondent Launch

- During the quarter, Onslow Bay Financial LLC ("Onslow Bay"), the subsidiary through which Annaly's Residential Credit Group purchases whole loans, began purchasing residential mortgage loans directly from an approved correspondent network on a "best efforts" basis
- Onslow Bay offers a broad and diversified program suite that caters to originators who target:
  - Expanded Prime / Non-QM / DSCR
  - Agency Investor
  - Second Homes
- Onslow Bay has competitive pricing on GSE eligible investor residential whole loans for originators seeking alternative execution in connection with the recently enacted FHFA 7% caps

Securitization Activity Since the Beginning of Q2 2021

- Annaly continues to utilize the securitization markets as part of its asset generation strategy, which represent a diversified, non-recourse term funding alternative for the growing whole loan business
- In addition to our existing whole loan acquisition channels, we also have a strategic partnership to opportunistically securitize prime jumbo loans through the OBX shelf

OBX 2021-J1	OBX 2021-NQM2	OBX 2021-J2
Onslow Bay Financial An Annaly Company	Onslow Bay Financial An Annaly Company	Onslow Bay Financial An Annaly Company
$354 Million	$376 Million	$382 Million
Prime Jumbo	Non-QM	Prime Jumbo
April 2021	*June 2021*	*July 2021*

ANNALY®

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Housing Finance Expansion | MSR Buildout

Annaly continues to grow its MSR platform, which is a strong complement to its core Agency business

Strategic Approach

- MSR investment is complementary to Annaly's Agency MBS strategy
  - Offers attractive unlevered yields
  - Provides a mechanism to hedge mortgage basis risk from basis volatility and policy risk
  - No leverage is currently being employed for the MSR strategy
- Capital allocation represented 1% as of Q2 2021 and is not expected to exceed 10% of Annaly's total capital
- Complementary strategic partner to originators given certainty of capital and business strategy

Operational Update & Key Milestones

- Fannie Mae and Freddie Mac approved servicer
- Building out MSR servicing and oversight operations, including servicing oversight, finance, legal and IT systems development
- Annaly is well equipped to invest in MSR given strong Agency MBS trading history, prepayment modeling expertise and prior experience owning one of the largest non-bank MSR co-issue platforms

Portfolio Activity

- The MSR portfolio has grown by $266 million YTD
  - Purchased $220 million during the quarter, nearly doubling the portfolio quarter-over-quarter
- We continue to actively monitor the market and evaluate opportunities as they arise

Annaly MSR Holdings (Market Value, $mm)



$143
$42
$101
$211
$42
$56
$113
$409
$83
$124
$203
Q4 2020
Q1 2021
Q2 2021
MSR
Unsettled MSR Commitments
Interests in MSR(1)

Source: Company filings. Financial data as of June 30, 2021.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Annaly Publishes Second Corporate Responsibility Report Note: To access the full 2020 Corporate Responsibility Report, please visit www.annaly.com/our-responsibility. 11 Annaly’s 2020 Corporate Responsibility Report demonstrates its continued focus on ESG endeavors and provides an update on Annaly’s ESG goals and commitments SASB & GRI Reporting  Continued to provide supplemental disclosures under the SASB and the GRI frameworks  Included additional SASB disclosures under the Mortgage Finance Standards for our Residential Credit business Corporate Governance  Formalized the Board of Directors’ commitment to seeking out highly qualified candidates of diverse gender and race/ethnicity  Disclosed the gender and racial/ethnic composition of the Board of Directors on an individual basis for the first time Responsible Investments  Made a new commitment to further assess climate change risks and opportunities, taking into consideration the recommendations of the TCFD  Committed to further integrating the consideration of ESG factors into our investment and portfolio management processes Human Capital  Appointed our first ever Head of Inclusion and developed an Inclusion Support Committee of Executive Sponsors  Became a signatory of the CEO Action for Diversity and Inclusion Risk Management  Invested in our technology infrastructure to enhance resiliency, efficiency, cybersecurity and scalability as employees fully transitioned to remote work in the first quarter of 2020  Intend to return to in-office work in the second half of 2021, subject to guidance from federal, state and local authorities Environment  Tracked, measured and disclosed our total greenhouse gas emissions and energy consumption at our headquarters  Purchased carbon credits to offset 100% of our Scope 2 greenhouse gas emissions

Business Update

Agency | Business Update Source: Company filings. Financial data as of June 30, 2021. Note: Portfolio data as of quarter end for each respective period. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. 13 Annaly prudently managed its Agency portfolio amidst a challenging environment for Agency MBS given widening on lower rates, rising volatility and continued elevated speeds and supply Strategic Approach Market Trends Agency Portfolio Detail Assets Hedges(1) Funding(2)  Annaly’s Agency Portfolio is made up of high quality and liquid securities, predominately specified pools, TBAs and derivatives  Portfolio benefits from in-house proprietary analytics that identify emerging prepayment trends and a focus on durable cash flows, important in higher refi environments  Maintain a diverse set of investment options within Agency market, including mortgage servicing rights and Agency CMBS that provide complementary duration and return profiles to Agency MBS  Access to deep and varied financing sources, including traditional wholesale repo and proprietary broker-dealer repo  Agency MBS underperformed during the quarter due to the rally in rates and increasing front-end volatility  Supply has maintained at record levels while bank demand has moderated and expectations surrounding a Fed Taper have accelerated  Prepayment speeds remain elevated, though have likely plateaued absent a meaningful interest rate rally; high quality specified pools continue to pay slower than generic pools, offering portfolio protection  MSR market remains active as originator profitability has compressed significantly from 2020 levels; MSR pricing has tightened on strong demand for spread product 0% 25% 50% 75% 100% 2019 2020 2021 Within 30 30-120 days Over 120 Agency Funding Composition, % 0% 25% 50% 75% 100% 2019 2020 2021 Swaps Swaptions Futures Agency Hedging Composition, % 0% 25% 50% 75% 100% 2019 2020 2021 Pools TBA NLY Specified Pools and TBA Holdings, %

Agency | Portfolio Summary

- Annaly Agency Portfolio: $84.5 billion in assets at the end of Q2 2021, a decrease of 9% compared to Q1 2021
- Given tight mortgage spreads, portfolio paydowns were largely not reinvested during the second quarter
- Annaly rotated out of lower coupon TBAs (1.5% and 2.0%) given richness and added specified pools (3.0%) at the margin
- Hedging activity was focused on managing duration given the rally in interest rates and lowering of leverage in the second quarter
  - Activity was primarily concentrated in our futures portfolio, where we covered Treasury futures short positions as Agency assets position was reduced and for duration management
- Annaly's 30-year fixed rate MBS holdings prepayed 26.8 CPR during the quarter, slightly less than the 29.3 CPR for 30-year uniform mortgage-backed securities ("UMBS 30"), although the weighted average coupon of Annaly's portfolio remains 0.46% above the UMBS 30 cohort

Total Dedicated Capital: $9.7 billion(1)(2)

Asset Type(1)



IO/IIO/CMO/MSR
1%
15yr
4%
20yr
3%
DUS
1%
ARM/HECM
<1%
30yr
91%

Pass Through Coupon Type(3)



15 & 20Yr:
7%
<=2.5%
4%
3.0%
1%
3.5%
1%
>=4.0
1%
>=4.5%
15%
<=2.5%
32%
4.0%
16%
3.5%
17%
3.0%
13%
30Yr+:
93%

Portfolio Quality(4)



Generic
8%
40+ WALA
10%
High
Quality
43%
Medium
Quality
39%

Note: Data as of June 30, 2021. Percentages based on fair market value and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

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Residential Credit | Business Update

Annaly's Residential Credit business is well-positioned to broaden its leadership in the residential housing market

Strategic Approach

- Programmatic securitization sponsor of new origination, residential whole loans with sixteen deals comprising +$6 billion of issuance since the beginning of 2018
- Securitization program gives Annaly the ability to create proprietary investments tailored to desired credit preferences with control over diligence, origination partners, servicers and loss mitigation
- Nimble platform that can deploy capital across both the residential whole loan and the Non-Agency securities market depending on relative value
- Expanded whole loan sourcing capabilities with additional acquisition sources via the recently launched Onslow Bay correspondent channel
- Modest use of balance sheet leverage with most positions already term financed through securitization

Market Trends

- Non-Agency gross issuance of ~$50 billion during the quarter, up over 30% quarter-over-quarter, has been well absorbed by the market[1]
- Continue to see increased supply of Agency Investor collateral as production has shifted from the GSEs into the private market to avoid recently enacted FHFA 7% caps
- As a result of favorable market dynamics, bonds retained off OBX securitizations have seen meaningful growth, which we expect to continue
- Annaly continues to prioritize asset management of COVID-affected loans and work through delinquency pipelines
  - Total GAAP loan portfolio D60+ delinquencies declined to 1.80% in Q2 2021 from 3.40% in Q1 2021

Annaly Securitization History ($mm)



2021 YTD
$257
Mar
$354
Apr
$376
Jun
$382
Jul
2020
$375
Jan
$468
Feb
$489
Jul
$515
Sep
2019
$394
Jan
$388
Apr
$384
Jun
$463
Jul
$465
Oct
2018
$327
Mar
$383
Aug
$384
Oct
Agency Investor
Expanded Prime / Non-QM
Prime Jumbo
Seasoned ARMs

Evolution of OBX Retained Bonds ($mm)[2]



$141
$473
$542
$655
Q2 2018
Q2 2019
Q2 2020
Q2 2021

Source: Company filings. Financial data as of June 30, 2021, unless otherwise noted.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY

15

Residential Credit | Portfolio Summary

- Annaly Residential Credit Portfolio: $4.2 billion in assets at the end of Q2 2021, an increase of 22% compared to Q1 2021
  - The composition consists of a $3.1 billion securities portfolio and $1.1 billion whole loan portfolio
- Purchased approximately $1.0 billion of whole loans during the quarter with increase in volume partially driven by the launch of the Onslow Bay correspondent channel; purchased nearly $500 million of securities in Q2 2021 that were mainly concentrated in unrated NPLs and RPLs (68%) and Agency CRT (12%)
- Priced three securitizations since the beginning of the quarter totaling $1.1 billion: OBX 2021-J1 and OBX 2021-NQM2 priced during the quarter, a $354 million Prime Jumbo transaction and a $376 million Non-QM transaction, respectively. Subsequent to quarter end, OBX 2021-J2 priced, a $382 million Prime Jumbo transaction
  - With aggregate securitization issuance at $6.4 billion since the beginning of 2018, Annaly continues to be a large programmatic issuer in the residential whole loan space

Total Dedicated Capital: $2.6 billion

Sector Type[(1)(2)]



Private Label CRT
1%
OBX Retained
17%
Prime
5%
Alt A
2%
Subprime
5%
NPL
9%
RPL
19%
Prime Jumbo
2%
Prime Jumbo IO
<1%
WL
19%
Agency CRT
21%

Coupon Type[(1)]



ARM
4%
IO
4%
Fixed
56%
Fixed
Duration
<2yrs
12%
Floating
24%

Rating



Investment
Grade
27%
Unrated
47%
Non-Investment
Grade
26%

Note: Data as of June 30, 2021, unless otherwise noted. Portfolio statistics and percentages are based on fair market value and reflect economic interest in securitizations. OBX Retained classification includes the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Percentages may not sum to 100% due to rounding.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

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Middle Market Lending | Business Update Source: Company filings. Financial data as of year end for each respective period, unless otherwise noted. Current portfolio data as of June 30, 2021. Detailed endnotes and a glossary of defined terms are included at the end of this presentation. AMML was active during the quarter with six deals closed with an average commitment size of $76 million 17  Execute on a disciplined credit focused investment strategy comprised predominantly of 1st and 2nd lien loans  Maintain strong relationships with top quartile U.S. based private equity firms to generate repeat deal flow  Experienced investment team with a history of allocating capital through multiple economic cycles  Utilize a credit intensive investment process and long-established relationships to build a defensive portfolio with a stringent focus on non- discretionary, niche industries  Deal types include leveraged buyouts, acquisition financing, refinancings and dividend recapitalizations Strategic Approach AMML by the Numbers Portfolio Evolution Current Portfolio 29 Private Equity Sponsors $46mm Avg. Investment Size(1) 46 Portfolio Borrowers $114mm Avg. EBITDA at Underwriting 0.7x Leverage on Portfolio(2) 5.0% / 8.2% Weighted Avg. 1st/2nd Lien LIBOR Spread Continued 1st lien focus in originations with 1st lien representing 68% of assets, in line with the prior quarter $118 $166 $489 $773 $1,011 $1,887 $2,145 $2,240 $2,067 – $500 $1,000 $1,500 $2,000 $2,500 2013 2014 2015 2016 2017 2018 2019 2020 Q2 2021 Assets ($mm) 1st Lien 2nd Lien Bonds/Sub Debt (3)

Middle Market Lending | Portfolio Summary

- Annaly Middle Market Lending Portfolio: $2.1 billion(1) in assets at the end of Q2 2021, in line with Q1 2021
  - Closed six deals in Q2 2021, including acting as Lead Arranger and Administrative Agent on a $715 million senior secured credit facility that was successfully syndicated subsequent to quarter end, resulting in a final commitment of ~$150 million
  - The syndication combined with repayment of six deals resulted in stable asset balance quarter-over-quarter amidst strong deal execution
- The portfolio continues to exhibit strong performance as no borrowers are on non-accrual and positive internal risk rating trends continue with 97% of the portfolio performing, 3% substandard and none doubtful(2)
- AMML's concentrated, non-discretionary, and defensive industry specific approach has differentiated our performance in comparison to peers with broader AUM gathering investment strategies
  - Underlying borrower EBITDA has increased by +10% since close while fixed charge coverage has improved by a quarter of a turn on average
- The current portfolio consists of 75% acquisition financings alongside average sponsor cash equity contributions of 37% at close, with the remaining portfolio comprised of 16% refinancings and 10% dividend recapitalizations(3)

Total Dedicated Capital: $1.3 billion(4)

Lien Position(5)


2nd Lien
32%
1st Lien
68%

Industry(6)


17%
14%
8%
6%
6%
50%
Computer Programming, Data Processing & Other Computer Related Services
Industrial Inorganic Chemicals
Metal Cans & Shipping Containers
Management and Public Relations Services
Public Warehousing and Storage
Other

Loan Size(7)


$0mm - $20mm
10%
$20mm - $40mm
13%
$40mm - $60mm
29%
$60mm+
48%

Note: Data as of June 30, 2021. Percentages based on amortized cost and may not sum to 100% due to rounding.
Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 18

Financial Highlights and Trends

Financial Highlights and Trends

Unaudited

	For the quarters ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
GAAP net income (loss) per average common share[1]	($0.23)	$1.23	$0.60	$0.70	$0.58
Earnings available for distribution ("EAD") per average common share*[1]	$0.30	$0.29	$0.30	$0.32	$0.27
Dividends declared per common share	$0.22	$0.22	$0.22	$0.22	$0.22
Book value per common share	$8.37	$8.95	$8.92	$8.70	$8.39
Annualized GAAP return (loss) on average equity	(8.51%)	49.87%	24.91%	29.02%	25.84%
Annualized EAD return on average equity*	13.05%	12.53%	13.03%	13.79%	12.82%
Net interest margin[2]	1.66%	3.39%	2.14%	2.15%	1.89%
Average yield on interest earning assets[3]	1.97%	3.76%	2.61%	2.70%	2.77%
Average GAAP cost of interest bearing liabilities[4]	0.35%	0.42%	0.51%	0.60%	0.96%
Net interest margin (excluding PAA)[2]*	2.09%	1.91%	1.98%	2.05%	1.88%
Average yield on interest earning assets (excluding PAA)[3]*	2.76%	2.71%	2.80%	2.86%	3.01%
Average economic cost of interest bearing liabilities[4]*	0.83%	0.87%	0.87%	0.93%	1.29%
GAAP Leverage, at period-end[5]	4.7x	4.6x	5.1x	5.1x	5.5x
Economic leverage, at period-end[5]*	5.8x	6.1x	6.2x	6.2x	6.4x
Credit portfolio as a percentage of stockholders' equity[6]	29%	27%	22%	20%	25%

* *Represents a non-GAAP financial measure; see Appendix.*

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY®
20

Financial Highlights and Trends (cont’d) 21 Unaudited, dollars in thousands For the quarters ended 6/30/2021 3/31/2021 12/31/2020 9/30/2020 6/30/2020 Agency mortgage-backed securities $66,468,519 $69,637,229 $74,067,059 $74,915,167 $76,761,800 Residential credit risk transfer securities 827,328 930,983 532,403 411,538 362,901 Non-Agency mortgage-backed securities 1,582,323 1,277,104 972,192 717,602 619,840 Commercial mortgage-backed securities 154,165 4,121 80,742 54,678 61,202 Total securities $69,032,335 $71,849,437 $75,652,396 $76,098,985 $77,805,743 Residential mortgage loans $1,029,929 $528,868 $345,810 $152,959 $1,168,521 Commercial real estate debt and preferred equity - - 498,081 573,504 618,886 Corporate debt 2,066,709 2,074,475 2,239,930 2,061,878 2,185,264 Corporate debt, held for sale 466,370 - - - - Total loans, net $3,563,008 $2,603,343 $3,083,821 $2,788,341 $3,972,671 Mortgage servicing rights $202,616 $113,080 $100,895 $207,985 $227,400 Interests in MSR $49,035 - - - - Agency mortgage-backed securities transferred or pledged to securitization vehicles $605,163 $598,118 $620,347 $623,650 $1,832,708 Residential mortgage loans transferred or pledged to securitization vehicles 3,467,993 3,170,804 3,249,251 3,588,679 2,832,502 Commercial real estate debt investments transferred or pledged to securitization vehicles - - 2,166,073 2,174,118 2,150,623 Commercial real estate debt and preferred equity transferred or pledged to securitization vehicles - - 874,349 882,955 874,618 Assets transferred or pledged to securitization vehicles $4,073,156 $3,768,922 $6,910,020 $7,269,402 $7,690,451 Real estate, net - - $656,314 $790,597 $746,067 Assets of disposal group held for sale $3,302,001 $4,400,723 - - - Total investment portfolio $80,222,151 $82,735,505 $86,403,446 $87,155,310 $90,442,332

Appendix: Non-GAAP Reconciliations

Non-GAAP Reconciliations The Company has relabeled “Core Earnings (excluding PAA)” as “Earnings Available for Distribution” (“EAD”). The definition of Earnings Available for Distribution is identical to the definition of Core Earnings (excluding PAA) from prior reporting periods. As such, Earnings Available for Distribution, a non-GAAP measure, is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) realized amortization of MSR, (d) other income (loss) (excluding depreciation expense related to commercial real estate and amortization of intangibles, non-EAD income allocated to equity method investments and other non-EAD components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-EAD income (loss) items) and excludes (g) the premium amortization adjustment ("PAA") representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities. 23

Non-GAAP Reconciliations *(cont'd)*

Unaudited, dollars in thousands except per share amounts

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides non-GAAP financial measures. These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. These non-GAAP measures provide additional detail to enhance investor understanding of the Company's period-over-period operating performance and business trends, as well as for assessing the Company's performance versus that of industry peers. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP results are provided below and on the next page.

	For the quarters ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
GAAP Net Income to Earnings Available for Distribution Reconciliation					
GAAP net income (loss)	($294,848)	$1,751,134	$878,635	$1,015,548	$856,234
Net income (loss) attributable to non-controlling interests	794	321	1,419	(126)	32
Net income (loss) attributable to Annaly	(295,642)	1,750,813	877,216	1,015,674	856,202
Adjustments to excluded reported realized and unrealized (gains) losses:					
Realized (gains) losses on termination of interest rate swaps	-	-	(2,092)	427	1,521,732
Unrealized (gains) losses on interest rate swaps	141,067	(772,262)	(258,236)	(170,327)	(1,494,628)
Net (gains) losses on disposal of investments and other	(16,223)	65,786	(9,363)	(198,888)	(246,679)
Net (gains) losses on other derivatives and financial instruments	357,808	(476,868)	(209,647)	(169,316)	(170,916)
Net unrealized (gains) losses on instruments measured at fair value through earnings	(3,984)	(104,191)	(51,109)	(121,255)	(254,772)
Loan loss provision[1]	1,078	(144,870)	469	(21,818)	72,544
Business divestiture-related (gains) losses	(1,527)	249,563	-	-	-
Other adjustments:					
Depreciation expense related to commercial real estate and amortization of intangibles[2]	5,635	7,324	11,097	11,363	8,714
Non-EAD (income) loss allocated to equity method investments[3]	3,141	(9,680)	28	(1,151)	4,218
Transaction expenses and non-recurring items[4]	1,150	695	172	2,801	1,075
Income tax effect on non-EAD income (loss) items	7,147	4,334	(10,984)	13,890	3,353
TBA dollar roll income and CMBX coupon income[5]	111,592	98,933	99,027	114,092	97,524
MSR amortization[6]	(13,491)	(15,488)	(26,633)	(27,048)	(25,529)
Plus:					
Premium amortization adjustment (PAA) cost (benefit)	153,607	(214,570)	39,101	33,879	51,742
Earnings available for distribution *	451,358	439,519	459,046	482,323	424,580
Dividends on preferred stock	26,883	26,883	35,509	35,509	35,509
Earnings available for distribution attributable to common shareholders *	$424,475	$412,636	$423,537	$446,814	$389,071
GAAP net income (loss) per average common share[7]	($0.23)	$1.23	$0.60	$0.70	$0.58
Earnings available for distribution per average common share[7]*	$0.30	$0.29	$0.30	$0.32	$0.27
Annualized GAAP return (loss) on average equity	(8.51%)	49.87%	24.91%	29.02%	25.84%
Annualized EAD return on average equity (excluding PAA)*	13.05%	12.53%	13.03%	13.79%	12.82%

* Represents a non-GAAP financial measure.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY®
24

Non-GAAP Reconciliations *(cont'd)*

Unaudited, dollars in thousands

	For the quarters ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Premium Amortization Reconciliation					
Premium amortization expense	$320,108	($11,891)	$239,118	$248,718	$270,688
Less:					
PAA cost (benefit)	153,607	(214,570)	39,101	33,879	51,742
Premium amortization expense (excluding PAA)	$166,501	$202,679	$200,017	$214,839	$218,946
Interest Income (excluding PAA) Reconciliation					
GAAP interest income	$383,906	$763,378	$527,344	$562,443	$584,812
PAA cost (benefit)	153,607	(214,570)	39,101	33,879	51,742
Interest income (excluding PAA)*	$537,513	$548,808	$566,445	$596,322	$636,554
Economic Interest Expense Reconciliation					
GAAP interest expense	$61,047	$75,973	$94,481	$115,126	$186,032
Add:					
Net interest component of interest rate swaps	83,087	79,747	66,807	62,529	64,561
Economic interest expense*	$144,134	$155,720	$161,288	$177,655	$250,593
Economic Net Interest Income (excluding PAA) Reconciliation					
Interest income (excluding PAA)	$537,513	$548,808	$566,445	$596,322	$636,554
Less:					
Economic interest expense*	144,134	155,720	161,288	177,655	250,593
Economic net interest income (excluding PAA)*	$393,379	$393,088	$405,157	$418,667	$385,961
Economic Metrics (excluding PAA)					
Average interest earning assets	$77,916,766	$81,121,340	$80,973,433	$83,286,119	$84,471,839
Interest income (excluding PAA)*	537,513	548,808	566,445	596,322	636,554
Average yield on interest earning assets (excluding PAA)*[1]	2.76%	2.71%	2.80%	2.86%	3.01%
Average interest bearing liabilities	$68,469,413	$72,002,031	$72,233,239	$74,901,128	$76,712,894
Economic interest expense*	144,134	155,720	161,288	177,655	250,593
Average economic cost of interest bearing liabilities[2]	0.83%	0.87%	0.87%	0.93%	1.29%
Interest income (excluding PAA)*	$537,513	$548,808	$566,445	$596,322	$636,554
TBA dollar roll income and CMBX coupon income[3]	111,592	98,933	99,027	114,092	97,524
Interest expense	(61,047)	(75,973)	(94,481)	(115,126)	(186,032)
Net interest component of interest rate swaps	(83,087)	(79,747)	(66,807)	(62,529)	(64,561)
Subtotal	$504,971	$492,021	$504,184	$532,759	$483,485
Average interest earning assets	$77,916,766	$81,121,340	$80,973,433	$83,286,119	$84,471,839
Average TBA contract and CMBX balances	18,761,062	21,865,969	20,744,672	20,429,935	18,628,343
Subtotal	$96,677,828	$102,987,309	$101,718,105	$103,716,054	$103,100,182
Net interest margin (excluding PAA)*	2.09%	1.91%	1.98%	2.05%	1.88%

* *Represents a non-GAAP financial measure.*

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY 25

Non-GAAP Reconciliations *(cont'd)*

Unaudited, dollars in thousands

	For the quarters ended				
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Economic Leverage Ratio Reconciliation					
Repurchase agreements	$60,221,067	$61,202,477	$64,825,239	$64,633,447	$67,163,598
Other secured financing	909,655	922,605	917,876	861,373	1,538,996
Debt issued by securitization vehicles	3,315,087	3,044,725	5,652,982	6,027,576	6,458,130
Participations issued	315,810	180,527	39,198	-	-
Mortgages payable	-	-	426,256	507,934	508,565
Debt included in liabilities of disposal group held for sale	2,306,633	3,260,788	-	-	-
Total GAAP debt	$67,068,252	$68,611,122	$71,861,551	$72,030,330	$75,669,289
Less:					
Credit facilities[1]	($909,655)	($922,605)	($887,455)	($828,530)	($895,793)
Debt issued by securitization vehicles	(3,315,087)	(3,044,725)	(5,652,982)	(6,027,576)	(6,458,130)
Participations issued	(315,810)	(180,527)	(39,198)	-	-
Mortgages payable	-	-	(426,256)	(507,934)	(508,565)
Non-recourse debt included in liabilities of disposal group held for sale	(2,035,982)	(2,968,620)	-	-	-
Total non-recourse debt	$60,491,718	$61,494,645	$64,855,660	$64,666,290	$67,806,801
Plus / (Less):					
Cost basis of TBA and CMBX derivatives	$18,107,549	$23,538,792	$20,780,913	$21,571,095	$19,525,825
Payable for unsettled trades	154,405	1,070,080	884,069	1,176,001	2,122,735
Receivable for unsettled trades	(14,336)	(144,918)	(15,912)	(54,200)	(747,082)
Economic debt*	$78,739,336	$85,958,599	$86,504,730	$87,359,186	$88,708,279
Total equity	13,639,176	14,067,595	14,021,796	14,194,672	13,797,603
Economic leverage ratio*	5.8x	6.1x	6.2x	6.2x	6.4x

* Represents a non-GAAP financial measure.

Detailed endnotes and a glossary of defined terms are included at the end of this presentation.

ANNALY
26

Glossary and Endnotes

Glossary 28 AMML: Refers to Annaly Middle Market Lending Group ARC: Refers to Annaly Residential Credit Group CRT: Refers to Credit Risk Transfer Securities EAD: Refers to Earnings Available for Distribution (formerly Core Earnings (excluding PAA)) Economic Return: Refers to the Company’s change in book value plus dividends declared divided by the prior period’s book value ESG: Refers to Environmental, Social and Governance Ginnie Mae: Refers to the Government National Mortgage Association GRI: Refers to Global Reporting Initiative GSE: Refers to Government Sponsored Enterprise Legacy: Refers to residential credit securities whose underlying collateral was securitized prior to 2009 MSR: Mortgage Servicing Rights NIM: Refers to Net Interest Margin Non-QM: Refers to a Non-Qualified Mortgage Non-Performing Loan (“NPL”): A loan that is close to defaulting or is in default OBX Securities: Refers to Onslow Bay Securities Re-Performing Loan (“RPL”): A type of loan in which payments were previously delinquent by at least 90 days but have resumed SASB: Refers to Sustainability Accounting Standards Board Tangible Book Value: Calculated as common equity less goodwill and intangibles divided by total common shares outstanding Tangible Economic Return: Calculated as change in tangible book value plus dividends divided by the prior period’s tangible book value TBA Securities: To-Be-Announced Securities TCFD: Refers to Task Force on Climate-Related Financial Disclosures Unencumbered Assets: Represents Annaly’s excess liquidity and defined as assets that have not been pledged or securitized (generally including cash and cash equivalents, Agency MBS, CRT, Non-Agency MBS, residential mortgage loans, MSR, reverse repurchase agreements, CRE debt and preferred equity, corporate debt, other unencumbered financial assets and capital stock)

Endnotes 29 Page 4 1. Includes a $354mm residential whole loan securitization in April 2021, a $376mm residential whole loan securitization in June 2021 and a $382mm residential whole loan securitization in July 2021. 2. Total portfolio represents Annaly’s investments that are on balance sheet, net of debt issued by securitization vehicles, as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets include TBA purchase contracts (market value) of $17.7bn and CMBX derivatives (market value) of $0.4bn, are shown net of debt issued by securitization vehicles of $4.9bn and exclude AMML held for sale assets of $0.5bn. 3. Dedicated capital allocations as of June 30, 2021 assume capital related to held for sale assets will be redeployed within the Agency business-line. Page 5 1. Dividend yield is based on annualized Q2 2021 dividend of $0.22 and a closing price of $8.88 on June 30, 2021. 2. Total portfolio represents Annaly’s investments that are on balance sheet, net of debt issued by securitization vehicles, as well as investments that are off-balance sheet in which Annaly has economic exposure. Assets include TBA purchase contracts (market value) of $17.7bn and CMBX derivatives (market value) of $0.4bn, are shown net of debt issued by securitization vehicles of $4.9bn and exclude AMML held for sale assets of $0.5bn. 3. Capital allocation for each of the investment strategies is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of June 30, 2021 assume capital related to held for sale assets will be redeployed within the Agency business-line. 4. Hedge portfolio excludes receiver swaptions. 5. Computed as the sum of recourse debt, cost basis of TBA and CMBX derivatives outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from this measure. 6. Hedge ratio measures total notional balances of interest rate swaps, interest rate swaptions (excluding receiver swaptions) and futures relative to repurchase agreements, other secured financing and cost basis of TBA derivatives outstanding; excludes MSR and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities. 7. Average economic cost of funds includes GAAP interest expense and the net interest component of interest rate swaps. Page 6 1. Assets represent Annaly’s investments that are on balance sheet, net of debt issued by securitization vehicles, as well as investments that are off-balance sheet in which the Company has economic exposure. Agency assets include TBA purchase contracts (market value) of $17.7bn and are shown net of debt issued by securitization vehicles of $0.6bn. Residential Credit assets are shown net of debt issued by securitization vehicles of $2.8bn. Middle Market Lending assets exclude held for sale assets of $0.5bn. 2. Represents the capital allocation for each of the investment strategies and is calculated as the difference between each investment strategy’s allocated assets, which include TBA purchase contracts, and liabilities. Dedicated capital allocations as of June 30, 2021 assume capital related to held for sale assets will be redeployed within the Agency business-line. Page 8 1. Based on July 21, 2021 market rates retrieved via Bloomberg. 2. Represents the Federal Reserve's estimated nominal long-term interest rate that neither stimulates nor restrains economic growth as according to the June 2021 FOMC economic projections. 3. Based on monthly data through June 2021 from the Federal Reserve H.8 Assets and Liabilities of Commercial Banks in the U.S. retrieved via Haver Analytics. Page 10 1. Represents limited partnership interests in two MSR funds, one of which is reported in Other Assets. Page 13 1. Represents Agency's hedging profile and does not reflect Annaly's full hedging activity. 2. Represents Agency’s funding profile and does not reflect Annaly's full funding activity. Page 14 1. Includes TBA purchase contracts and MSR. 2. Includes capital related to held for sale assets. 3. Includes TBA purchase contracts and fixed-rate pass-through certificates 4. Includes fixed-rate pass-through certificates only. “High Quality Spec” protection is defined as pools backed by original loan balances of up to $125k, highest LTV pools (CR>125% LTV), geographic concentrations (NY/PR). “Med Quality Spec” includes $200k loan balance, $175k loan balance, $150k loan balance, high LTV (CQ 105-125% LTV), and 40-year pools. “40+ WALA” is defined as weighted average loan age greater than 40 months and treated as seasoned collateral. Page 15 1. Based on Q2 2021 data from Wall Street Research. 2. OBX retained bonds include the fair market value of the economic interest of certain positions that are classified as Assets transferred or pledged to securitization vehicles within our Consolidated Financial Statements. Page 16 1. Shown exclusive of securitized residential mortgage loans of consolidated variable interest entities. 2. Prime classification includes $0.5mm of Prime IO and OBX Retained contains $68.2mm of Prime IO and Prime Jumbo IO. Page 17 1. Average Investment Size based on AMML principal balance outstanding as of June 30, 2021. 2. Represents leverage rather than economic leverage and includes non-recourse debt. 3. Includes $33.9mm of general reserves on funded exposures under CECL at June 30, 2021. Excludes AMML held for sale assets of $0.5bn. Page 18 1. Includes $33.9mm of general reserves on funded exposures under CECL at June 30, 2021. Excludes AMML held for sale assets of $0.5bn. 2. Internal risk ratings are based on AMML’s Credit Rating Policy, which assigns ratings of 1-9 based on leverage and fixed charge coverage ratios. Performing indicates a rating of 1-6. Substandard indicates a rating of 7. Doubtful indicates a rating of 8. Watch list indicates a rating of 7 or worse. 3. New financing is inclusive of change of control transactions, or add-ons with an existing borrower. A refinancing transaction represents amended terms under an existing or new credit agreement with a borrower, whereby our initial involvement is part of a facility exchanging the newly issued debt from that facility for a like amount of debt being refunded. Recapitalizations involve no new change in ownership or new cash equity, constituting a change of control as defined in a credit agreement, with proceeds from any debt facility in which we originate involving use of debt proceeds that return money to ownership of the borrower. 4. Excludes capital related to AMML held for sale assets of $0.5bn. 5. 2nd Lien is inclusive of one mezzanine position in the portfolio, which is less than $5mm. 6. Based on Standard Industrial Classification industry categories. Other represents industries with less than 4% exposure in the current portfolio. 7. Breakdown based on aggregate dollar amount of individual investments made within the respective loan size categories. Multiple investment positions with a single obligor shown as one individual investment.

Endnotes (cont’d) 30 Page 20 1. Net of dividends on preferred stock. 2. Net interest margin represents interest income less interest expense divided by average interest earning assets. Net interest margin (excluding PAA) represents the sum of the Company's interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances. 3. Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA). 4. Average GAAP cost of interest bearing liabilities represents annualized interest income divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 5. GAAP leverage is computed as the sum of repurchase agreements, other secured financing, debt issued by securitization vehicles, participations issued and mortgages payable divided by total equity. Economic leverage is computed as the sum of recourse debt, cost basis of to-be-announced ("TBA") and CMBX derivatives outstanding, and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non- recourse credit facilities). Certain credit facilities (included within other secured financing), debt issued by securitization vehicles, participations issued, and mortgages payable are non-recourse to the Company and are excluded from economic leverage. 6. Represents CRT securities, non-Agency mortgage-backed securities, residential mortgage loans, commercial real estate debt investments and preferred equity investments, loans held for sale, investments in commercial real estate and corporate debt, net of financing. Assumes capital related to held for sale assets will be redeployed within the Agency business-line for the quarter ended June 30, 2021. Non-GAAP Reconciliations Page 24 1. Includes a $0.6mm loan loss provision and reversal of loan loss provision of $5.3mm and $1.0mm on the Company’s unfunded loan commitments for the quarters ended June 30, 2021, March 31, 2021 and December 31, 2020, respectively, and $0.2mm and $3.8mm loss provision on the Company’s unfunded loan commitments for the quarters ended September 30, 2020 and June 30, 2020, respectively, which is reported in Other income (loss) in the Company’s Consolidated Statement of Comprehensive Income (Loss). 2. Amount includes depreciation and amortization expense related to equity method investments. 3. The Company excludes non-EAD (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss). 4. The quarters ended June 30, 2021, March 31, 2021, December 31, 2020 and September 30, 2020 include costs incurred in connection with securitizations of residential whole loans. The quarter ended June 30, 2020 includes costs incurred in connection with the Internalization and costs incurred in connection with the CEO search process. 5. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives and financial instruments. CMBX coupon income totaled $1.4mm, $1.5mm, $1.5mm, $1.5mm and $1.6mm for the quarters ended June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020, respectively. 6. MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value. 7. Net of dividends on preferred stock. Page 25 1. Average yield on interest earning assets (excluding PAA) represents annualized interest income (excluding PAA) divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. 2. Average economic cost of interest bearing liabilities represents annualized economic interest expense divided by average interest bearing liabilities. Average interest bearing liabilities reflects the average balances during the period. Economic interest expense is comprised of GAAP interest expense and the net interest component of interest rate swaps. 3. TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives and financial instruments. CMBX coupon income totaled $1.4mm, $1.5mm, $1.5mm, $1.5mm and $1.6mm for the quarters ended June 30, 2021, March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020, respectively. Page 26 1. Included in other secured financing in the Company's Consolidated Statements of Financial Condition.